Exhibit 10.2

AMENDED AND RESTATED
LINE OF CREDIT PROMISSORY NOTE
(this “Note)

$30,000,000.00 Atlanta, Georgia
September 24, 2004

FOR VALUE RECEIVED, the undersigned, 1ST FRANKLIN FINANCIAL CORPORATION (“Borrower”), a Georgia corporation, promises to pay to the order of SOUTHTRUST BANK (“Bank”), an Alabama banking corporation, at the office of Bank in Atlanta, Georgia, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00), or so much thereof as may have been advanced to Borrower from time to time and not repaid by Borrower pursuant to the terms hereof, together with interest on the unpaid principal amount of such advances at a per annum in accordance with that certain Loan Agreement (as may be subsequently amended or modified from time to time, the “Loan Agreement”) dated as of September 25, 2001 between Borrower and Bank, as previously amended, so long as the principal amount, or any part thereof, is outstanding.  The principal amount of such advances shall bear interest from the date of each such advance in accordance with the Loan Agreement.

Interest provided for herein shall be due and payable monthly in arrears commencing on the first (1st) day of October, 2004, and continuing on the same day of each month thereafter through and until such time as there remains no unpaid principal balance on the amounts advanced to Borrower hereunder or under the Loan Agreement.

Principal and interest shall be payable in lawful money of the United States of America.  Interest on the principal amount shall be calculated on the basis of a 365-day year by multiplying the principal amount by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 365.  The term “Base Rate” means the rate of interest designated by Bank periodically as its Base Rate.  Borrower understands that the Base Rate merely serves as a basis for calculating rates of interest and is not necessarily the lowest rate charged by Bank.  The Base Rate on the date of this Note is 4.75%.  Time is of the essence with respect to the amounts due hereunder.

During the Commitment Period (as defined in the Loan Agreement), Borrower may borrow, repay and reborrow the principal sum of this Note, all in accordance with the terms of the Loan Agreement but only in such amounts and to the extent therein provided. On September 23, 2005 or such earlier date as may be provided in the Loan Agreement (the “Maturity Date”), this Note shall mature and all principal, interest, and other fees and charges due with respect hereto, if not previously paid, shall be immediately due and payable.

This Note may be prepaid as set forth in the Loan Agreement.

Borrower will pay to Bank a late charge equal to three percent (3%) of any payment not received by Bank within fifteen (15) days after the due date thereof. Collection or acceptance by Bank of such late charge shall not constitute a waiver of any remedies of Bank provided herein.

This Note is referred to in and is entitled to the benefits of the Loan Agreement and is secured by the security set forth and/or referred to in said Loan Agreement. Any capitalized terms not otherwise defined herein shall have the same meaning set forth in the Loan Agreement. Funds disbursed hereunder shall be disbursed in accordance with the Loan Agreement.  This Note is unconditionally guaranteed by Franklin Securities, Inc. (“Guarantor”) pursuant to that certain Guaranty Agreement executed by Guarantor dated September 25, 2001, as amended and reaffirmed from time to time.

The principal sum evidenced by this Note, together with accrued but unpaid interest, shall be due and payable on the Maturity Date, but in any event at the option of Bank upon the occurrence of any Event of Default under the Loan Agreement.

Upon any default, Borrower agrees to pay interest to Bank (or any holder) at the annual rate of two percent (2%) in excess of the rate otherwise herein provided, as said rate shall change from time to time, on the aggregate indebtedness represented by this Note, including interest earned to maturity, from maturity, whether or not resulting from acceleration, until such aggregate indebtedness is paid in full.  The Bank (or any holder) shall be entitled to recover all expenses of collecting this Note, including, without limitation, costs of court and reasonable and actual attorneys’ fees.

The acceptance by Bank of any payment or payments due hereunder, or any part of such payment, after any default shall not constitute a waiver of such default by Bank.

With respect to the amounts due under this Note, Borrower waives the following:

1. All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

2.

Demand, presentment, protest, notice of dishonor, notice of non-payment, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder.

Regardless of any provision contained in this Note or any of the Loan Documents, in no event shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Note or any of the Loan Documents, and that are deemed interest under Applicable Law, exceed the Maximum Rate.  No provision of this Note or in any of the Loan Documents or the exercise by Bank of any right hereunder or under any Loan Document or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Bank to charge or receive, or to require Borrower to pay, interest or any amounts deemed interest by Applicable Law (such amounts being referred to herein collectively as “Interest”) in excess of the Maximum Rate, and all provisions hereof or in any Loan Document which may purport to require Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect to the extent only of the excess of Interest over such Maximum Rate.  Any Interest charged or received in excess of the Maximum Rate (“Excess”), shall be conclusively presumed to be the result of an accident and bona fide error, and shall, to the extent received by Bank, at the option of Bank, either be applied to reduce the principal amount of the Obligations or returned to Borrower.  The right to accelerate the maturity of any of the Obligations does not include the right to accelerate unaccrued interest and no such interest will be collected by Bank.  All monies paid to Bank hereunder or under any of the Loan Documents shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Bank, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Bank, all interest at any time contracted for, charged or received from Borrower in connection with this Note shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Bank shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Loan Document (whether or not any provision of this Section is referred to therein).

Borrower and Bank hereby waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way pertaining or relating to this Note, the Loan Agreement, any Loan Document, or any other instrument, document or agreement executed or delivered in connection with this Note or (b) in any way connected with or pertaining or related to or incidental to any dealings of the parties hereto with respect to this Note, the Loan Agreement, any Loan Document, or any other instrument, document or agreement executed or delivered in connection herewith or in connection with the transactions related thereto or contemplated thereby or the exercise of either party’s rights and remedies thereunder, in all of the foregoing cases whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise.  Borrower and Bank agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive trial by jury, and that any dispute or controversy whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

Bank shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Bank.  All rights and remedies of Bank under the terms of this Note and under applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs in respect to the obligations set forth herein.  The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower’s successors and assigns.  The obligations of each person named as Borrower herein shall be joint and several obligations of all such persons.  This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia without regard to any choice or conflict of law principles.  Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.  Any notice required to be given shall be deemed given if mailed, postage prepaid, to Borrower at the address set forth in the Loan Agreement.

This Note is an amendment and restatement of, and replaces in its entirety, that certain Line of Credit Promissory Note dated September 25, 2001, as amended, made by Borrower to the order of Bank in the original principal amount of Twenty-One Million and No/100 Dollars ($21,000,000.00) (the “Original Note”), and is not intended to be, nor shall it be construed to create a novation or accord and satisfaction of the Original Note or any other obligation of Borrower owing to Bank at any time and shall be only a modification and increase of existing obligations of Borrower to Bank.

IN WITNESS WHEREOF, Borrower has executed this instrument under seal as of the day and year first above written.

BORROWER:

1st FRANKLIN FINANCIAL CORPORATION, a Georgia corporation

By: /s/ A. Roger Guimond
A. Roger Guimond
Vice President-Chief Financial Officer

[CORPORATE SEAL]

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